EXHIBIT 4A

               CREATIVE BUSINESS STRATEGIES, INC. 1996 CONSULTING
                       AND WARRANT COMPENSATION AGREEMENT


     THIS AGREEMENT is executed and made effective this 8th day of April 1996, between ENHANCED SERVICES COMPANY, INC., a Colorado corporation (the "Company"), and CREATIVE BUSINESS STRATEGIES, INC ("Consultant").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties hereto agree as follows:

     1.   CONSULTATION.
          ------------

          The Company hereby retains the services of Consultant, as an independent contractor, which retention is accepted and agreed to be performed by Consultant, subject to and upon the terms and conditions set forth below.

     2.   TERM.
          ----

          The term of this Agreement shall begin on the date hereof, and shall continue for a period of one year (or such longer period as the Company and the Consultant may agree in writing) unless earlier terminated by the Company for Cause, as defined in Section 6.4 hereof.

     3.   CONSULTANT'S STATUS.
          -------------------

          It is understood and agreed that Consultant shall be at all times and for all purposes hereunder an independent contractor to the Company and under no circumstances shall be deemed an employee, partner or joint venturer of or with the Company. Consultant agrees that he shall not directly or indirectly imply or represent to others, or permit another to imply or represent to others that Consultant has any authority to act for, represent or bind the Company in any matter by virtue of this Agreement.

     4.   SERVICES OF CONSULTANT.
          ----------------------

          4.1 Upon the request of the Company, Consultant shall consult with and advise the Company with respect to matters concerning: (i) investor relations; (ii) dissemination of quarterly and annual reports as filed by the Company with the Securities and Exchange Commission; (iii) communications with analysts; and (iv) potential acquisitions. Such advice and consultation is to be provided to the Company by the Consultant through its Chairman, Sanford Schwartz, and such employees of Consultant as shall be designated by him, in such form, manner and place as the Company reasonably requests. Said services shall not relate to any capital raising transaction, which shall be only pursuant to a separate written agreement.

          4.2. Consultant agrees to exercise its best efforts, skill and diligence in the performance of its services hereunder and shall perform all services in a workmanlike fashion.

          4.3 Consultant shall keep accurate records showing the dates and times devoted to the services provided for herein and a description thereof, and shall present such records to the Company on request.

          4.4 Throughout the term of this Agreement, Consultant is required to provide services to the Company on a part-time basis and may perform the same or similar services for other persons or entities not inconsistent with its undertakings hereunder.

     5.   COVENANTS AND ACKNOWLEDGEMENTS OF CONSULTANT.
          --------------------------------------------

          5.1 Consultant covenants and agrees for itself and its Affiliates (hereinafter defined) that it will not, during the term of this Agreement or thereafter, communicate, divulge or otherwise disclose to any other person, firm, association, or corporation, or use, without the express written consent of the Company, any Confidential Information (hereinafter defined) of the Company.

          5.2 For purposes of this Agreement, Confidential Information shall mean all information relating to the Company or its subsidiaries except for that information contained (i) in its filings with the Securities and Exchange Commission and prior press releases or (ii) in a writing received by the Consultant from the Company which is not marked "confidential".

          5.3 Consultant shall not make an untrue statement of material fact regarding the Company or omit to state a material fact necessary in order to make any statement regarding the Company made by the Consultant not misleading, provided, however, that the Consultant shall be entitled to rely on (i) reports
- --------  -------
filed by the Company with the Securities and Exchange Commission, (ii) written press releases issued by the Company without the Consultant's advice or consultation, and (iii) written press releases issued by the Company with the Consultant's advice or consultation which it has, based on reasonable investigation, reasonable ground to believe and believes make no untrue statement of a material fact and omit to state no material fact necessary to make any statement made not misleading.

          5.4 Consultant understands that Section 5 of the Securities Act of 1933 (the "Act") prohibits the use in interstate commerce of any "prospectus," unless it meets the requirements of Section 10 of the Act. Section 2(10) of the Act defines a prospectus to include any notice, circular, advertisement, letter or communication (so called "free writings") which offers any security for sale. Consultant further understands that a communication may constitute an offer for sale if it, directly or indirectly, affects or conditions the market for a security, even if no express or implied offer for sale is made. Accordingly, Consultant covenants and agrees, for itself and its Affiliates (hereinafter defined), that it and they will not cause or use, or cause the Company to use, any free writing, unless, in compliance with Section 5 of the Act, it is accompanied or preceded by a prospectus which meets the requirements of Section 10 of the Act (which requires, among other things, that a prospectus be part of an effective registration statement).

          5.5 Consultant shall sell the shares of Common Stock acquired upon the exercise of the Warrants only in compliance with applicable law and regulations, and in compliance with this Agreement. The Company acknowledges that Consultant has advised it that: (A) it intends to sell shares of Common Stock acquired upon the exercise of the Warrants in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions in (i) block trades in which the brokers or dealers so engaged will attempt to sell shares as agent but may position and resell a portion of the block as principal, (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account, (iii) ordinary brokerage transactions and transactions in which the broker solicits purchases, and/or (iv) in privately negotiated transactions not involving a broker or dealer; (B) in effecting sales, brokers or dealers engaged to sell the shares may arrange for other brokers or dealers to participate; and
(C) brokers or dealers engaged to sell the shares may receive compensation in the form of commissions or discounts in amounts to be negotiated immediately prior to each sale.

          5.6 Consultant acknowledges that it and any broker or dealer engaged in the distribution of the shares of Common Stock underlying the Warrants may be deemed an "underwriter" within the meaning of Section 2(11) of the Act.

          5.7 Consultant acknowledges that if it is in possession of material non-public information it will be required to refrain from buying (except on exercise of the Warrants (hereinafter defined)) or selling (including of shares registered pursuant to Section 8 hereof) any securities of the Company or any interest therein, and it covenants to so refrain.

          5.8 Consultant agrees that money damages would not be a sufficient remedy for any breach of this Section 5 by it or any of its Affiliates, and that, in addition to all other remedies, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and Consultant further agrees to waive and to use its best efforts to cause its Affiliates to waive, any requirement for the securing or posting of any bond in connection with any such remedy. Consultant agrees to be responsible for any breach of this Section 5 by any of its Affiliates.

     6.   COMPENSATION.
          ------------

          6.1 As consideration for all services to be rendered by Consultant pursuant to Section 4 above, the Company agrees to issue to Consultant Common Stock Purchase Warrants ("Warrants") exercisable to purchase, in the aggregate 210,000 shares of the $.001 par value Common Stock of the Company at $.01 per share and 335,000 shares at $.60 per share.

          6.2 All 545,000 Warrants shall be exercisable for a period of one year commencing upon the date hereof and expiring on April 7, 1997, unless the expiration date of the Warrants shall be extended to a later date in writing by the Company.

          6.3 The warrant certificates (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in the form set forth as Exhibit A, attached hereto, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

          6.4  Notwithstanding the foregoing, the Warrants described in Section
6.1 above shall terminate and be of no further legal force or effect if, prior to their exercise, this Agreement is terminated by the Company for Cause. For the purposes of this Agreement, the term "for Cause" shall mean (i) Consultant shall commit a material breach of this Agreement unless such breach shall be cured by the Consultant within a period of thirty (30) days after written notice by the Company of such breach, (ii) Consultant, or its officers, directors and/or employees, are convicted of any felony or are shown to have engaged in any act of fraud or dishonesty detrimental to the Company, or its subsidiaries, or any of its customers or clients, (iii) Consultant has been grossly negligent in the performance of its duties or responsibilities hereunder or (iv) Consultant shall engage or aid and abet in any violation of any federal or state securities law.

     7.   EXPENSES.
          --------

          The Consultant shall be promptly reimbursed for all reasonable and necessary business expenses incurred by the Consultant in connection with its rendering of services hereunder to the Company; provided, however that such expenses require the prior approval of the President of the Company and provided further that the Consultant shall only be reimbursed for such expenses as to which he presents the Company with receipts or other reasonable substantiation thereof.

     8.   REGISTRATION RIGHTS.
          -------------------

          8.1 Within ten (10) days of the date of this Agreement, the Company shall cause to be prepared and filed with the SEC a Registration Statement on Form S-8 registering for sale all the shares of Common Stock issuable upon exercise of the Warrants (the "Registration Statement").

          8.2 In connection with the preparation and filing of the Registration Statement, the Company agrees to (i) use its best efforts to cause such Registration Statement to become and remain effective; (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of not less than one year from the date hereof; (iii) furnish to the Consultant such number of copies of a prospectus, in conformity with the requirements of the Act, and such other documents as Consultant may reasonably request in order to facilitate the disposition of the shares of Common Stock; and (iv) use its best efforts, at the Consultant's request and expense, to register and qualify the shares of Common Stock underlying the Warrants under the Blue Sky laws of the States of Colorado, New Jersey, New York and Florida for the distribution pursuant to the Registration Statement, provided, however, that the Company shall not be required in connection therewith to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify, (ii) subject itself to any tax or obligation to collect any tax in any such jurisdiction, or (iii) consent to general services or process in such jurisdiction. The Consultant agrees to cooperate in all reasonable respects with the preparation and filing of the Registration Statement.

          8.3 All fees and other expenses incurred in connection with the registration of the shares of Common Stock underlying the Warrants shall be borne by the Company, including, without limitation, fees of the Company's legal counsel (other than with respect to Blue Sky matters), Securities and Exchange Commission filing fees, printing costs, accounting fees and costs, transfer agent fees and any other miscellaneous costs and disbursements. The Consultant shall be liable for any and all underwriting discounts, Blue Sky expenses, brokerage commissions or other fees or expenses incurred in connection with the sale or other disposition by the Consultant of the shares of Common Stock covered by the Registration Statement.

          8.4 To the extent permitted by law, Consultant will indemnify and hold harmless the Company, and its directors, officers, employees, agents and representatives, as well as its controlling persons (within the meaning of the Act) against any losses, claims, damages, liabilities, or expenses, including without limitation, attorney's fees and disbursements, which arise out of or are based upon any violation by the Consultant of the Act or under the Securities Exchange Act of 1934, or any rule or regulation promulgated thereunder applicable to Consultant, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission, or alleged omission was made in such Registration Statement in reliance upon and in conformity with information furnished by Consultant in writing, expressly for use in connection with such Registration Statement.

          8.5 To the extent permitted by law, the Company will indemnify and hold harmless Consultant, including its officers, directors, employees, agents, and representatives, against any losses, claims, damages, liabilities, or expenses, including without limitation attorney's fees and disbursements, to which Consultant may become subject under the Act to the extent that such losses, claims, damages or liabilities arise out of or are based upon any violation by the Company of the Act or under the Securities Exchange Act of 1934, or any rule or regulation promulgated thereunder applicable to the Company, or arises out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with such Registration Statement; provided, however, that such indemnity contained in this paragraph shall not apply to any loss, damage or liability to the extent that same arises out of or is based upon an untrue statement or omission made in connection with such Registration Statement in reliance upon and in conformity with information furnished in writing expressly for use in connection with such Registration Statement by Consultant.

          8.6  Except for the obligations of the Company set forth in Sections
8.1 and 8.2 above, all obligations relating to compliance with applicable laws and regulations governing the distribution of securities in connection with Consultant's sale of common stock of the Company acquired pursuant to the exercise of the Warrants shall be the sole obligation of the Consultant.

          8.7 The Consultant agrees that it will not sell the shares of Common Stock acquired upon the exercise of the Warrants in any state other than the States of Colorado, New Jersey, New York and Florida, and such other states wherein the shares issuable on exercise of the Warrants may be sold without any further registration, qualification or action.

     9.   REPRESENTATIONS AND WARRANTIES OF THE CONSULTANT.
          ------------------------------------------------

          The Consultant hereby represents and warrants to the Company that there are no agreements or binding obligations enforceable against the Consultant which would be violated by its entering into this agreement or providing the services to be provided hereunder.

     10.  INDEMNIFICATIONS.
          ----------------

          10.1 The Consultant agrees to indemnify, defend and hold harmless the Company, and officers, directors, shareholders, agents, employees (hereafter, "Affiliates") of the Company, attorneys, successors and assigns, from and against, and pay or reimburse each of them for, any and all claims, losses, damages, judgments, amounts paid in settlement, costs and legal, accounting or other expenses that any of them may sustain or incur as a result of any misrepresentation, any inaccuracy in, or any breach of, any warranty or representation or any non-performance of any covenant or other obligation on the part of the Consultant contained in this Agreement.

          10.2 The Company agrees to indemnify, defend and hold harmless the Consultant, and its Affiliates, attorneys, successors and assigns, from and against, and pay or reimburse each of them for, any and all claims, losses, damages, judgments, amounts paid in settlement, costs and legal, accounting or other expenses that any of them may sustain or incur as a result of any misrepresentation, any inaccuracy in, or any breach of, any warranty or representation or any non-performance of any covenant or other obligation on the part of the Company contained in this Agreement.

     11.  AFFILIATES OF CONSULTANT.
          ------------------------

          Consultant agrees that it will not permit any Affiliate to perform services hereunder nor permit the disclosure of any of the Company's Confidential Information to any Affiliate until and unless such Affiliate agrees in a writing addressed and delivered to the Company to be bound by the terms and conditions of this Agreement.

     12.  ATTORNEYS' FEES.
          ---------------

          In the event there is any litigation or arbitration between the parties concerning this Agreement, the successful party shall be awarded its reasonable attorneys' fees and litigation costs, including the costs incurred in the collection of any judgment.

     13.  NOTICES.  Any notice, request, instruction, or other document to be
          -------
given hereunder by any party hereto to any other




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

party hereto shall be in writing and delivered personally or by overnight courier or sent by facsimile transmission, if to Consultant to:

     Creative Business Strategies, Inc.
     5353 Manhattan Circle - Suite 201
     Boulder, Colorado 80303
     Attention: Sanford L. Schwartz, Chairman

with a copy to:

     Gray, Plant, Mooty, Mooty & Bennett
     3400 City Center
     33 South 6th Street
     Minneapolis, MN  55402
     Attention: Lindley Branson, Esq.

if to the Company:

     Enhanced Services Corporation
     227 West Beach Street
     Long Beach, NY 11561
     Attention: Kenneth Duckman

with a copy to:

     Greenberger & Forman
     1370 Avenue of the Americas
     New York, NY 10019
     Attn: Joseph Greenberger, Esq.

or at such other address for a party as shall be specified by like notice.

     14.  PARTIAL INVALIDITY.
          ------------------

          If any provisions of this Agreement are in violation of any statute or rule of law of any state or district in which it may be sought to be enforced, then such provisions shall be deemed null and void only to the extent that they may be in violation thereof, but without invalidating the remaining provisions.

     15.  NON-ASSIGNABILITY.
          -----------------

          15.1 The obligations of the Consultant to perform hereunder shall not be assignable by it without the prior written consent of the Company.

          15.2 This Agreement shall be binding upon the respective parties hereto and their successors and permitted assigns.

     16.  WAIVER.
          ------

          No waiver of any breach of any one of the agreements, terms, conditions or covenants of this Agreement by the Company shall be deemed to imply or constitute a waiver of any other agreement, term, condition or covenants of this Agreement. The failure of either party to insist on strict performance of any agreement, term, condition or covenant, herein set forth, shall not constitute or become construed as a waiver of the rights of either or the other thereafter to enforce any other default of such agreement, term, condition or covenant; neither shall such failure to insist upon strict performance be deemed sufficient grounds to enable either party hereto to forego or subvert or otherwise disregard any other agreement, term, condition or covenants of this Agreement.

     17.  GOVERNING LAW.
          -------------

          This Agreement and the rights and duties of the parties shall be construed enforced in accordance with the laws of the State of New York.

     18.  FAX/COUNTERPARTS.
          ----------------

          This Agreement may be executed by telex, telecopy or other facsimile transmission, and such facsimile transmission shall be valid and binding to the same extent as if it were an original. Further, this Agreement may be signed in one or more counterparts, all of which when taken together shall constitute the same document.

     19.  ENTIRE AGREEMENT.
          ----------------

          This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. There are no representations, warranties, conditions or obligations except as herein specifically provided. Any amendment or modification hereof must be in writing.

          IN WITNESS WHEREOF, the parties to this Agreement have duly executed effective on the day and year first above written.

                                        ENHANCED SERVICES COMPANY, INC.



                                        By:  /s/ Kenneth M. Duckman
                                             -----------------------------------
                                             Kenneth M. Duckman, President


                                        CREATIVE BUSINESS STRATEGIES, INC.


                                        By:  /s/ Sanford L. Schwartz
                                             -----------------------------------
                                             Sanford L. Schwartz, Chairman

                         ENHANCED SERVICES COMPANY, INC.

                               WARRANT CERTIFICATE


Warrant No. 96-1                                                210,000 Warrants


     THIS WARRANT CERTIFIES THAT, for value received, Creative Business Strategies, Inc. ("CBS") is the registered owner of the above indicated number of Warrants entitling CBS, subject to the terms and conditions hereinafter set forth, to subscribe for, purchase and receive one (1) fully paid and non-assessable share of Common Stock, $.001 par value (the "Common Stock") of Enhanced Services Company, Inc., a Colorado corporation (the "Company"), subject to modification and adjustment as set forth herein, upon the presentation and surrender of this Warrant Certificate at any time prior to the Expiration Date (as hereinafter defined), at the business office of the Company, and upon payment therefor of the exercise price ("Exercise Price") of $.01 per share of Common Stock, subject to modification and adjustment as set forth herein. If the rights represented hereby shall not be exercised at or before the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

     This Warrant Certificate and each Warrant represented hereby is issued pursuant to, and is subject in all respects to the terms and conditions set forth in the Creative Business Strategies, Inc. 1996 Consulting and Warrant Compensation Agreement between the Company and CBS dated April 8, 1996 (the "Agreement"), to which reference is hereby made for the provisions hereof. Unless the context indicates otherwise, capitalized terms used herein without definition shall have the meaning ascribed to them in the Agreement.

     1. TERM OF WARRANT. The Warrants evidenced by this Warrant Certificate may be exercised in whole or in part at any time, commencing upon the issuance hereof and ending at 5:00 o'clock p.m., Eastern Standard Time on the 7th day of April, 1997 unless the Company agrees in writing to a later date ("Expiration Date"), except that, the Warrants shall terminate in the event that the Agreement is terminated for Cause.

     2. ADJUSTMENTS OF EXERCISE PRICE AND SHARES. If, and to the extent that, the number of issued shares of Common Stock of the Company shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to the Warrant and the exercise price per share shall be proportionately adjusted. If the Company is reorganized or consolidated or merged with another corporation, CBS shall be entitled to receive warrants covering shares of such reorganized, consolidated or merged company in the same proportion, at an equivalent price and subject to the same conditions as the Warrant. Upon the happening of any event requiring an adjustment of the exercise price or the number of shares subject to this Warrant hereunder, the Company shall forthwith give written notice thereto to CBS stating the adjusted exercise price and the adjusted number of shares purchasable upon the exercise hereof resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     3. MANNER OF EXERCISE. CBS may exercise all or any whole number of such Warrants prior to the Expiration Date in the manner stated herein. CBS must provide the Company with not less than two (2) business days' prior written notice prior to the exercise of any of the Warrants. The Exercise Price shall be payable in lawful money of the United States of America. On exercise, this Warrant Certificate, together with the purchase form provided herein duly executed by CBS, plus payment of the Exercise Price in cash or by certified check payable to the order of the Company, shall be surrendered to the Company. If upon exercise of any Warrants evidenced by this Warrant Certificate the number of Warrants exercised shall be less than the total number of Warrants so evidenced, there shall be issued to CBS a new Warrant Certificate evidencing the number of Warrants not so exercised.

     4. RESERVATION OF COMMON STOCK. The Company agrees that the number of shares of Common Stock sufficient to provide for the exercise of the Warrant upon the basis herein set forth will at all times during the term of this Warrant be reserved for the exercise thereof.

     5. ISSUANCE OF COMMON STOCK UPON EXERCISE. The Company, at its expense, shall cause to be issued, as soon as practicable, but not later than ten (10) days after exercise of this Warrant, a certificate or certificates in the name of CBS reflecting the number of shares of Common Stock to which CBS is entitled upon such exercise. All shares of Common Stock or other securities delivered upon the exercise of the Warrants shall be validly issued, fully paid and non-assessable.

     6. NO RIGHT AS STOCKHOLDER. CBS is not, by virtue of ownership of the Warrant, entitled to any rights whatsoever of a stockholder of the Company.

     7. REDEMPTION. The Company shall not have the right to redeem this Warrant.

     8. ASSIGNMENT. This Warrant MAY NOT be transferred or assigned by CBS without the Company's prior written approval (which, in its absolute discretion, it may decline), and any purported transfer or assignment made without the Company's prior written approval shall be void.


                                        ENHANCED SERVICES COMPANY, INC.


Date:  April 8, 1996                    By:  /s/ Kenneth M. Duckman
                                             -----------------------------------
                                             Kenneth Duckman, President

                         ENHANCED SERVICES COMPANY, INC.

                               WARRANT CERTIFICATE


Warrant No. 96-2                                                335,000 Warrants


     THIS WARRANT CERTIFIES THAT, for value received, Creative Business Strategies, Inc. ("CBS") is the registered owner of the above indicated number of Warrants entitling CBS, subject to the terms and conditions hereinafter set forth, to subscribe for, purchase and receive one (1) fully paid and non-assessable share of Common Stock, $.001 par value (the "Common Stock") of Enhanced Services Company, Inc., a Colorado corporation (the "Company"), subject to modification and adjustment as set forth herein, upon the presentation and surrender of this Warrant Certificate at any time prior to the Expiration Date (as hereinafter defined), at the business office of the Company, and upon payment therefor of the exercise price ("Exercise Price") of $.60 per share of Common Stock, subject to modification and adjustment as set forth herein. If the rights represented hereby shall not be exercised at or before the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

     This Warrant Certificate and each Warrant represented hereby is issued pursuant to, and is subject in all respects to the terms and conditions set forth in the Creative Business Strategies, Inc. 1996 Consulting and Warrant Compensation Agreement between the Company and CBS dated April 8, 1996 (the "Agreement"), to which reference is hereby made for the provisions hereof. Unless the context indicates otherwise, capitalized terms used herein without definition shall have the meaning ascribed to them in the Agreement.

     1. TERM OF WARRANT. The Warrants evidenced by this Warrant Certificate may be exercised in whole or in part at any time, commencing upon the issuance hereof and ending at 5:00 o'clock p.m., Eastern Standard Time on the 7th day of April, 1997 unless the Company agrees in writing to a later date ("Expiration Date"), except that, the Warrants shall terminate in the event that the Agreement is terminated for Cause.

     2. ADJUSTMENTS OF EXERCISE PRICE AND SHARES. If, and to the extent that, the number of issued shares of Common Stock of the Company shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to the Warrant and the exercise price per share shall be proportionately adjusted. If the Company is reorganized or consolidated or merged with another corporation, CBS shall be entitled to receive warrants covering shares of such reorganized, consolidated or merged company in the same proportion, at an equivalent price and subject to the same conditions as the Warrant. Upon the happening of any event requiring an adjustment of the exercise price or the number of shares subject to this Warrant hereunder, the Company shall forthwith give written notice thereto to CBS stating the adjusted exercise price and the adjusted number of shares purchasable upon the exercise hereof resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     3. MANNER OF EXERCISE. CBS may exercise all or any whole number of such Warrants prior to the Expiration Date in the manner stated herein. CBS must provide the Company with not less than two (2) business days' prior written notice prior to the exercise of any of the Warrants. The Exercise Price shall be payable in lawful money of the United States of America. On exercise, this Warrant Certificate, together with the purchase form provided herein duly executed by CBS, plus payment of the Exercise Price in cash or by certified check payable to the order of the Company, shall be surrendered to the Company. If upon exercise of any Warrants evidenced by this Warrant Certificate the number of Warrants exercised shall be less than the total number of Warrants so evidenced, there shall be issued to CBS a new Warrant Certificate evidencing the number of Warrants not so exercised.

     4. RESERVATION OF COMMON STOCK. The Company agrees that the number of shares of Common Stock sufficient to provide for the exercise of the Warrant upon the basis herein set forth will at all times during the term of this Warrant be reserved for the exercise thereof.

     5. ISSUANCE OF COMMON STOCK UPON EXERCISE. The Company, at its expense, shall cause to be issued, as soon as practicable, but not later than ten (10) days after exercise of this Warrant, a certificate or certificates in the name of CBS reflecting the number of shares of Common Stock to which CBS is entitled upon such exercise. All shares of Common Stock or other securities delivered upon the exercise of the Warrants shall be validly issued, fully paid and non-assessable.

     6. NO RIGHT AS STOCKHOLDER. CBS is not, by virtue of ownership of the Warrant, entitled to any rights whatsoever of a stockholder of the Company.

     7. REDEMPTION. The Company shall not have the right to redeem this Warrant.

     8. ASSIGNMENT. This Warrant MAY NOT be transferred or assigned by CBS without the Company's prior written approval (which, in its absolute discretion, it may decline), and any purported transfer or assignment made without the Company's prior written approval shall be void.


                                        ENHANCED SERVICES COMPANY, INC.


Date:  April 8, 1996                    By:  /s/ Kenneth M. Duckman
                                             -----------------------------------
                                             Kenneth Duckman, President